                                                                    EXHIBIT 99.1

                               N E W S   R E L E A S E



(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                         KING PHARMACEUTICALS COMPLETES
                         WHOLESALE INVENTORY REDUCTIONS

    RELEASE OF FIRST QUARTER 2005 FINANCIAL RESULTS SCHEDULED FOR MAY 9, 2005

BRISTOL, TENNESSEE, May 3, 2005 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that as of March 31, 2005 the Company has completed wholesale inventory reductions for its major branded pharmaceutical products. The estimated wholesale inventory levels for the Company's key products as of the end of the first quarter of 2005 are shown in the table below:

                                                            MONTHS OF ESTIMATED         MONTHS OF ESTIMATED
                                                         WHOLESALE INVENTORY AS OF   WHOLESALE INVENTORY AS OF
                                                         --------------------------  -------------------------
                          PRODUCT                            DECEMBER 31, 2004             MARCH 31, 2005
                          -------                            -----------------             --------------
---------------------------------------------------------------------------------------------------------------
Altace(R) (ramipril)                                                 1.7                         0.9
---------------------------------------------------------------------------------------------------------------
Skelaxin(R) (metaxalone)                                             1.1                         0.9
---------------------------------------------------------------------------------------------------------------
Sonata(R) (zaleplon)                                                 1.7                         1.3
---------------------------------------------------------------------------------------------------------------
Levoxyl(R) (levothyroxine sodium tablets, USP)                       1.8                         1.0
---------------------------------------------------------------------------------------------------------------
Thrombin-JMI(R) (thrombin, topical, bovine, USP)                     1.2                         1.2
---------------------------------------------------------------------------------------------------------------

James R. Lattanzi, King's Chief Financial Officer, stated, "The completion of wholesale inventory reductions of our key products represents an important milestone for King. With our wholesale inventory management issues now resolved, we look forward to providing more transparent and predictable financial results going forward."

With respect to first-quarter 2005 financial results, the Company noted that the aggressive work-down of wholesale inventories is expected to result in a decrease in King's reserves for returns and rebates and a corresponding increase in net sales. The Company also expects net sales during the first quarter of 2005 to benefit from higher than anticipated demand for Thrombin-JMI(R). Additionally, King indicated that its research and development and selling, general and administrative expenses during the first quarter of 2005 are expected to be less than 25% of the Company's projected total for these expense categories for the year ending December 31, 2005. The Company's previously announced full year estimates for these expenses are unchanged. As a result of these developments, King estimates that diluted earnings per share for the first quarter of 2005 will be approximately $0.14 higher than the Company's previous guidance.

The Company plans to announce financial results for the first quarter ending March 31, 2005, prior to the market open on Monday, May 9, 2005. Conference call information will be provided when available via a subsequent press release.


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ABOUT KING PHARMACEUTICALS

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

ABOUT FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the Company's ability to provide more transparent and predictable financial results going forward now that King has completed wholesale inventory reductions of its products; statements pertaining to the Company's anticipated financial results for the first quarter of 2005; and statements pertaining to the Company's anticipated release of financial results for the first quarter of 2005. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on the extent to which King's Inventory Management Agreements facilitate effective management of wholesale channel inventories of the Company's products and the accuracy of information provided to the Company pursuant to such agreements and by other third parties; dependence on the accuracy of King's estimated financial results for the first quarter of 2005; and dependence on the Company's ability to release its financial results for the first quarter of 2005 as currently planned. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ending December 31, 2004, which is on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045







                                EXECUTIVE OFFICES
       KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620